UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FIRST HAWAIIAN, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:

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IMPORTANT NOTICE FROM FIRST HAWAIIAN, INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 22, 2020

The following Notice of Change of Location supplements and relates to the Proxy Statement (the “Proxy Statement”) of First Hawaiian, Inc. (the “Company”), dated March 13, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the 2020 Annual Meeting of Stockholders to be held on Wednesday, April 22, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about April 7, 2020.

Except as amended or supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2020

Dear Stockholders:

To support the health and wellbeing of our stockholders, employees, partners and communities, in light of developments regarding the novel coronavirus COVID-19, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of First Hawaiian, Inc. (the “Company”) has been changed and will be held solely by remote communication, in a virtual only format. You will not be able to attend the Annual Meeting in person.

The previously announced date and time of the meeting (April 22, 2020 at 8:00 a.m., local time in Honolulu, Hawaii) will not change.

As described in the proxy materials previously distributed in connection with the Annual Meeting, stockholders of record of our common stock as of the close of business on February 28, 2020, the record date, are entitled to participate in the Annual Meeting. To participate in the Annual Meeting, visit https://web.lumiagm.com/224987645 and enter the 11-digit voter control number found on your Important Notice Regarding the Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials, along with the passcode of fh2020 (case sensitive). Once admitted to the meeting platform, you may submit questions and/or vote during the Annual Meeting by following the instructions that will be available on the meeting website. If you were not a stockholder as of February 28, 2020, you may still view a webcast of the meeting by visiting the same website and registering as a guest.

If you hold your shares through a bank, broker or other holder of record, and you plan to vote during the meeting, you must first contact your bank, broker or agent to obtain a legal proxy, then register your legal proxy with American Stock Transfer & Trust LLC, the Company’s stock transfer agent, prior to the meeting. The stock transfer agent will then provide you with a control number that you can use to vote at http://www.voteproxy.com/. Requests to register your legal proxy must be received by 5:00 p.m., Eastern Time, on April 15, 2020, and must be labeled as “Legal Proxy.” These requests should be directed in writing to the stock transfer agent at the mailing address, e-mail address or facsimile number below.

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

E-mail: proxy@astfinancial.com

Facsimile No.: 718-765-8730

You may log into the meeting platform beginning at 7:30 a.m. local time in Honolulu, Hawaii, on April 22, 2020. Help and technical support for accessing and participating in the virtual meeting is available at https://go.lumiglobal.com/faq.

It is important that you read the proxy materials previously distributed and we encourage you to vote your common stock promptly in advance of the Annual Meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

We thank you for your interest in our Company.

By order of the Board of Directors,

Joel E. Rappoport
Executive Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on April 22, 2020. First Hawaiian, Inc. uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their stockholders on the Internet. In accordance with this rule, on or about March 13, 2020, an Important Notice of Availability of Proxy Materials (the “Notice”) was provided to stockholders, which includes instructions on how to access Proxy Statement, our 2019 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 online, and how to vote online for the 2020 Annual Stockholders Meeting. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.